UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2023

GOLUB CAPITAL PRIVATE CREDIT FUND

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01555	92-2030260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY 10166
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

SMBC Credit Facility

On December 15, 2023, Golub Capital Private Credit Fund (“GCRED”) entered into an agreement with Manufacturers & Traders Trust Company (the “Commitment Increase Agreement”), pursuant to which, through the accordion feature in GCRED’s senior secured revolving credit agreement among GCRED, as borrower, Sumitomo Mitsui Banking Corporation (“SMBC”), as administrative agent and collateral agent, and the lenders and issuing banks from time to time party thereto (as supplemented, the “SMBC Credit Facility”), the aggregate commitments under the SMBC Credit Facility increased from $490.0 million to $565.0 million. The accordion feature in the SMBC Credit Facility allows GCRED, under certain circumstances, to increase the total size of the facility to a maximum of $1.5 billion.

The description above is only a summary of the material provisions of the Commitment Increase Agreement and is qualified in its entirety by reference to a copy of the Commitment Increase Agreement that is filed as Exhibit 10.1 to this current report on Form 8-K.

Adviser Revolver

On December 19, 2023, GCRED entered into an amendment (the “Adviser Revolver Amendment”) to the unsecured revolving credit agreement, dated as of July 3, 2023 (as amended, the “Adviser Revolver”), by and between GCRED, as the borrower, and GC Advisors LLC, as the lender.

The Adviser Revolver Amendment increases the borrowing capacity under the Adviser Revolver from $50.0 million to $100.0 million. The other material terms of the Adviser Revolver were unchanged.

The description above is only a summary of the material provisions of the Adviser Revolver Amendment and is qualified in its entirety by reference to a copy of the Adviser Revolver Amendment, which is filed as Exhibit 10.2 to this current report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 of this current report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1*	Response to Notice of Commitment Increase Request, dated as of December 15, 2023, by and among Golub Capital Private Credit Fund, a Delaware statutory trust, Sumitomo Mitsui Banking Corporation, as administrative agent and an issuing bank, and the issuing banks party thereto.
10.2*	First Amendment to Revolving Loan Agreement, dated as of December 19, 2023, by and among Golub Capital Private Credit Fund, as the borrower, and GC Advisors LLC, as the lender.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 60 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Private Credit Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital Private Credit Fund

Date: December 20, 2023	By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer and Treasurer